UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     December 5, 2018

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction	001-06659 (Commission	23-1702594 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		610-527-8000

________________________Not Applicable______________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2018, Aqua America, Inc. (the “Company”) entered into a five-year, unsecured Credit Agreement (the “Credit Agreement”) with PNC Bank, National Association as administrative agent and nine lenders banks, including PNC Bank, National Association (the “Lenders”). The new facility includes (1) Tranche 1 commitments up to $550,000,000 to be used to repay all indebtedness and fees under the existing Amended and Restated Credit Agreement, dated June 7, 2018 (the “Prior Credit Facility”) and for other general corporate purposes of the Company and its subsidiaries, (2) Tranche 2 commitments up to $150,000,000 to be used, upon closing of the acquisition of LDC Funding LLC, the parent of Peoples Natural Gas entities (the “PNG Acquisition”), to repay certain outstanding indebtedness and fees to close an existing credit facility of Peoples Natural Gas entities, (3) the ability to secure letters of credit to replace existing letters of credit under the Prior Credit Facility and for general purposes by the Company and its subsidiaries, and (4) a commitment on the part of the Lenders to provide an incremental facility pursuant to a separate agreement in the amount of $300,000,000, which would increase to $450,000,000 upon the closing of the PNG Acquisition.

The five-year term of the Credit Agreement may be extended upon the agreement of the Company, the administrative agent and Lenders.

As reported by the Company on October 23, 2018, on October 22, 2018, the Company, entered into a Purchase Agreement (the “Purchase Agreement”) with LDC Parent LLC, a Delaware limited liability company (“Seller”), to acquire all of the issued and outstanding limited liability company membership interests of LDC Funding LLC, a Delaware limited liability company (“LDC”), from Seller. LDC is the ultimate parent of Peoples Natural Gas Company, a Pennsylvania limited liability company, Peoples Gas Company, a Pennsylvania limited liability company, Peoples Gas WV LLC, a West Virginia limited liability company, Peoples Gas Kentucky, a Kentucky limited liability company, and Delta Natural Gas Co., Inc., a Kentucky corporation, all of which are natural gas public utility companies subject to regulation in the states in which such companies operate.

The Credit Agreement also provides the mechanism by which the Company may secure the previously disclosed bridge loans in an aggregate amount of up to $5.1 billion (the “Bridge Facility”), if needed to provide funding for the PNG Acquisition. The obligations of the Lenders to provide the Bridge Facility funding will be subject to a separate agreement, if any.

The Credit Agreement includes customary representations and warranties, affirmative and negative covenants of the Company and events of defaults which would trigger acceleration of all payment obligations under the Credit Agreement.

On December 5, 2018, the Company used Tranche 1 borrowings under the Credit Agreement to repay the outstanding indebtedness and fees associated with the satisfaction of the Prior Credit Facility.

The foregoing is a summary of the Credit Agreement and is qualified in its entirety by reference to the complete text of the Credit Agreement, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2018.

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Item 1.02	Termination of a Material Definitive Agreement

In connection with the entry into the Credit Agreement, the Company repaid all outstanding indebtedness, and related fees, under the Prior Credit Facility. The disclosure regarding the Prior Credit Facility set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Section 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 5, 2018, the Company entered into the five-year, unsecured Credit Agreement with PNC Bank, National Association as administrative agent and the Lenders. The disclosure regarding the Credit Agreement set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Section 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

December 10, 2018	By:	/s/ Christopher P. Luning
		Name:	Christopher P. Luning
		Title:	Senior Vice President, General Counsel and Secretary
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